Exhibit 99.1

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.	Mark Here for Address Change or Comments	☐
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.
PLEASE SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(1)	To approve the issuance of EPL common stock to Stone Energy Corporation’s (“Stone”) stockholders as a result of the merger of Stone with and into EPL Acquisition Corp. LLC, a wholly-owned subsidiary of EPL, as a result of the transactions contemplated by the Agreement and Plan of Merger, dated June 22, 2006, by and among EPL, EPL Acquisition Corp. LLC and Stone;	☐	☐	☐	(3)	To approve the adoption of the Company’s Amended and Restated 2006 Long Term Stock Incentive Plan;	☐	☐	☐
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(2)	To approve the Amendment to the Company’s Certificate of Incorporation increasing the number of authorized shares of the Company’s Common Stock from 100,000,000 to 150,000,000 if the merger occurs;	☐	☐	☐	(4)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.	☐	☐	☐

Signature	Signature	Date

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/epl		1-866-540-5760
Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card
Have your proxy card in hand when		vote your proxy. Have your proxy		and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

ENERGY PARTNERS, LTD.

PROXY FOR

SPECIAL MEETING OF STOCKHOLDERS

OCTOBER         , 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Energy Partners, Ltd., a Delaware corporation (“EPL”), hereby appoints Richard A. Bachmann and Phillip A. Gobe, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of EPL that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Energy Partners, Ltd. to be held on         , October     , 2006 at              Central Daylight Time, at the Hotel InterContinental New Orleans, La Salle C Room, 444 St. Charles Ave., New Orleans, Louisiana 70130 and at any adjournment or postponement thereof, on the following matters:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. Receipt of the proxy statement, dated         , 2006, is hereby acknowledged. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Energy Partners, Ltd. account online.

Access your Energy Partners, LTD. stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Energy Partners, Ltd., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

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